Global. Connected. Sustainable.

1Q
19

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	First Quarter 2019

Financial Supplement
Corporate Information	First Quarter 2019

Corporate Profile
Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of March 31, 2019, the company's 215 data centers, including 35 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 29.6 million square feet, excluding approximately 3.2 million square feet of space under active development and 2.1 million square feet of space held for future development, located throughout North America, Europe, Latin America, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Gregory S. Wright: Chief Investment Officer
Christopher L. Sharp: Chief Technology Officer
Corey J. Dyer: Executive Vice President, Global Sales & Marketing
Erich J. Sanchack: Executive Vice President, Operations

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
BMO Capital Markets	Merrill Lynch	Barclays Capital	Berenberg	Citigroup
Ari Klein	Michael Funk	Ross Smotrich	Nate Crossett	Michael Rollins
(212) 885-4103	(646) 855-5664	(212) 526-2306	(646) 949-9030	(212) 816-1116

Cowen & Company	Credit Suisse	Deutsche Bank	Green Street Advisors	Guggenheim Securities
Colby Synesael	Sami Badri	Matthew Niknam	Lukas Hartwich	Robert Gutman
(646) 562-1355	(212) 538-1727	(212) 250-4711	(949) 640-8780	(212) 518-9148

J.P. Morgan	Jefferies	KeyBanc Capital	MoffettNathanson	Morgan Stanley
Richard Choe	Jonathan Petersen	Jordan Sadler	Nick Del Deo	Simon Flannery
(212) 662-6708	(212) 284-1705	(917) 368-2280	(212) 519-0025	(212) 761-6432

Morningstar	New Street Research	RBC Capital Markets	Raymond James	Robert W. Baird
Matthew Dolgin	Spencer Kurn	Jonathan Atkin	Frank Louthan	David Rodgers
(312) 696-6783	(212) 921-2067	(415) 633-8589	(404) 442-5867	(216) 737-7341

Stifel	SunTrust	UBS	Wells Fargo	William Blair
Erik Rasmussen	Gregory Miller	John Hodulik	Jennifer Fritzsche	James Breen
(212) 271-3461	(212) 303-4169	(212) 713-4226	(312) 920-3548	(617) 235-7513

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	First Quarter 2019

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH (1)
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Positive Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
High price	$120.93	$117.87	$125.10	$112.07	$115.08
Low price	$100.05	$100.57	$110.80	$100.50	$96.56
Closing price, end of quarter	$119.00	$106.55	$112.48	$111.58	$105.38
Average daily trading volume	1,472,260	1,543,927	1,192,244	1,121,334	1,565,456
Indicated dividend per common share (2)	$4.32	$4.04	$4.04	$4.04	$4.04
Closing annual dividend yield, end of quarter	3.6%	3.8%	3.6%	3.6%	3.8%
Shares and units outstanding, end of quarter (3)	217,687,598	217,006,540	214,607,642	214,553,149	214,611,402
Closing market value of shares and units outstanding (4)	$25,904,824	$23,122,047	$24,139,068	$23,939,840	$22,615,749

(1)	Redeemed April 1, 2019.

(2)	On an annualized basis.

(3)
As of March 31, 2019, the total number of shares and units includes 208,214,139 shares of common stock, 7,083,623 common units held by third parties and 2,389,836 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H (redeemed on April 1, 2019), series I, series J, and series K cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(4)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of March 31, 2019	First Quarter 2019

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	208,214,139	95.6%
Third-Party Unitholders	7,083,623	3.3%
Directors, Officers and Others (3)	2,389,836	1.1%
Total	217,687,598	100.0%

(1)	Includes properties owned by joint ventures.

(2)
The total number of units includes 208,214,139 general partnership common units, 7,083,623 common units held by third parties and 2,389,836 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H (redeemed on April 1, 2019), series I, series J, and series K cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2019

Shares and Units at End of Quarter	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Common shares outstanding	208,214,139	206,425,656	206,267,055	206,055,117	205,874,914
Common units outstanding	9,473,459	10,580,884	8,340,587	8,498,032	8,736,488
Total Shares and Partnership Units	217,687,598	217,006,540	214,607,642	214,553,149	214,611,402

Enterprise Value
Market value of common equity (1)	$25,904,824	$23,122,047	$24,139,068	$23,939,840	$22,615,749
Liquidation value of preferred equity	1,476,250	1,266,250	1,266,250	1,266,250	1,266,250
Total debt at balance sheet carrying value	10,279,656	11,101,479	9,179,871	9,106,084	9,147,712
Total Enterprise Value	$37,660,730	$35,489,776	$34,585,189	$34,312,174	$33,029,711
Total debt / total enterprise value	27.3%	31.3%	26.5%	26.5%	27.7%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$19,666,056	$19,014,993	$17,981,293	$17,722,610	$17,528,976
Total Assets	23,342,067	23,766,695	21,462,110	21,411,423	21,581,917
Total Liabilities	12,341,890	12,892,653	10,681,095	10,561,690	10,595,502

Selected Operating Data
Total operating revenues	$814,515	$778,267	$768,924	$754,919	$744,368
Total operating expenses	672,972	655,420	629,859	610,857	600,555
Interest expense	101,552	84,883	80,851	78,810	76,985
Net income	120,997	52,597	90,264	88,159	110,095
Net income available to common stockholders	95,869	31,230	67,268	65,134	86,298

Financial Ratios
EBITDA (2)	$526,059	$411,200	$444,508	$444,853	$461,446
Adjusted EBITDA (3)	483,063	464,165	457,242	461,852	454,289
Net Debt to Adjusted EBITDA (4)	5.5x	6.2x	5.2x	5.2x	5.3x
GAAP interest expense	101,552	84,883	80,851	78,810	76,985
Fixed charges (5)	133,545	114,827	111,055	107,401	104,892
Interest coverage ratio (6)	4.3x	4.9x	5.0x	5.3x	5.4x
Fixed charge coverage ratio (7)	3.6x	4.0x	4.1x	4.3x	4.3x

Profitability Measures
Net income per common share - basic	$0.46	$0.15	$0.33	$0.32	$0.42
Net income per common share - diluted	$0.46	$0.15	$0.33	$0.32	$0.42
Funds from operations (FFO) / diluted share and unit (8)	$1.92	$1.54	$1.57	$1.64	$1.61
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.73	$1.68	$1.63	$1.66	$1.63
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.53	$1.44	$1.54	$1.55	$1.53
Dividends per share and common unit	$1.08	$1.01	$1.01	$1.01	$1.01
Diluted FFO payout ratio (8) (10)	56.4%	65.6%	64.2%	61.5%	62.8%
Diluted Core FFO payout ratio (8) (11)	62.4%	60.1%	62.0%	60.8%	62.0%
Diluted AFFO payout ratio (9) (12)	70.5%	70.1%	65.4%	65.4%	66.0%

Portfolio Statistics
Data Centers (13)	215	214	198	198	199
Cross-connects	79,000	78,000	77,000	76,000	75,000
Net rentable square feet, excluding development space (13)	29,551,498	29,134,633	27,918,778	27,847,819	27,115,634
Occupancy at end of quarter (14)	88.6%	89.0%	89.5%	89.4%	89.2%
Occupied square footage	26,181,004	25,935,668	25,001,127	24,906,210	24,195,848
Space under active development (15)	3,227,275	3,350,848	3,634,830	3,325,092	3,629,821
Space held for development (16)	2,095,868	2,056,799	1,816,366	1,455,841	1,532,682
Weighted average remaining lease term (years) (17)	5.3	4.6	4.5	4.7	4.9
Same-capital occupancy at end of quarter (14) (18)	89.8%	90.2%	90.8%	91.3%	91.3%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2019

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, series J, and series K cumulative redeemable preferred stock upon certain change of control transactions, as applicable.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 39. For a reconciliation of net income available to common stockholders to EBITDA, see page 38.

(3)
Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, and preferred stock dividends, including undeclared dividends. For a discussion of Adjusted EBITDA, see page 39. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 38.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For definitions and discussion of FFO and core FFO, see page 39. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.

(9)	For a definition and discussion of AFFO, see page 39. For a reconciliation of core FFO to AFFO, see page 15.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.

(14)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.

(15)	Space under active development includes current Base Building and Data Centers projects in progress (see page 31). Excludes buildings held-for-sale.

(16)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 35). Excludes buildings held-for-sale.

(17)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(18)
Represents buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	First Quarter 2019

DIGITAL REALTY REPORTS FIRST QUARTER 2019 RESULTS

San Francisco, CA — April 25, 2019 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the first quarter of 2019. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $0.46 per share in 1Q19, compared to $0.42 in 1Q18

•	Reported FFO per share of $1.92 in 1Q19, compared to $1.61 in 1Q18

•	Reported core FFO per share of $1.73 in 1Q19, compared to $1.63 in 1Q18

•
Signed total bookings during 1Q19 expected to generate $50 million of annualized GAAP rental revenue, including $9 million from Ascenty (at 100% share) and a $7 million contribution from interconnection

•	Reiterated 2019 core FFO per share outlook of $6.60 - $6.70

Financial Results
Digital Realty reported revenues for the first quarter of 2019 of $815 million, a 5% increase from the previous quarter and a 9% increase from the same quarter last year.
The company delivered first quarter of 2019 net income of $121 million, and net income available to common stockholders of $96 million, or $0.46 per diluted share, compared to $0.15 per diluted share in the previous quarter and $0.42 per diluted share in the same quarter last year.
Digital Realty generated first quarter of 2019 adjusted EBITDA of $483 million, a 4% increase from the previous quarter and a 6% increase over the same quarter last year.
The company reported first quarter of 2019 funds from operations of $417 million, or $1.92 per share, compared to $1.54 per share in the previous quarter and $1.61 per share in the same quarter last year.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered first quarter of 2019 core FFO per share of $1.73, a 3% increase from $1.68 per share in the previous quarter, and a 6% increase from $1.63 per share in the same quarter last year.

Leasing Activity
“In the first quarter, we signed total bookings expected to generate $50 million of annualized GAAP rental revenue, including $9 million from Ascenty along with a $7 million contribution from interconnection,” said Chief Executive Officer A. William Stein. “We delivered solid execution against our strategic plan, extending our global platform, strengthening our balance sheet and capitalizing on our competitive advantages to capture robust and diverse enterprise demand across geographic regions. Given the resiliency of our business and our balance sheet, we believe we are well positioned to continue to deliver sustainable growth for customers, shareholders and employees, into the second half of 2019 and beyond.”
The weighted-average lag between leases signed during the first quarter of 2019 and the contractual commencement date was two months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $116 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the first quarter of 2019 rolled down 6.9% on a cash basis and up 7.1% on a GAAP basis.

Digital Realty Trust
Earnings Release	First Quarter 2019

New leases signed during the first quarter of 2019 are summarized by region and product type as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
North America	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$13,578	109,551	$124	11.3	$100
Powered Base Building	4,854	51,615	94	—	—
Colocation	5,322	22,743	234	1.7	261
Non-Technical	206	69,486	3	—	—
Total	$23,960	253,395	$95	13.0	$121

Europe (1)
Turn-Key Flex	$5,168	34,461	$150	3.2	$136
Colocation	1,264	2,261	559	0.3	314
Non-Technical	32	369	86	—	—
Total	$6,464	37,091	$174	3.5	$153

Asia Pacific (1)
Turn-Key Flex	$3,196	15,716	$203	1.5	$178
Non-Technical	83	1,646	50	—	—
Total	$3,279	17,362	$189	1.5	$178

South America (1)	$8,622	N/A	N/A	N/A	N/A

Interconnection	$7,460	N/A	N/A	N/A	N/A

Grand Total	$49,785	307,848	$109	18.0	$132

Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended March 31, 2019.

Investment Activity

During the first quarter of 2019, Digital Realty closed the previously announced joint venture with Brookfield Infrastructure, an affiliate of Brookfield Asset Management, one of the largest owners and operators of infrastructure assets globally. Brookfield invested approximately $700 million in exchange for approximately 49% of the total equity interests in the joint venture which owns and operates Ascenty, the leading data center provider in Brazil.

During the first quarter of 2019, Digital Realty closed the previously announced 30-year ground lease with Jurong Town Council for two adjacent land parcels in Singapore totaling three acres for an upfront payment of approximately $6 million. These parcels are located less than one block from the company's existing Loyang Way data center, and are expected to support the development of up to 40 megawatts of critical power. Commencement of development will be subject to market demand and delivery will be phased to meet future growth requirements upon build-out and lease-up of the company's existing Loyang Way data center.

As previously disclosed, MC Digital Realty, a 50/50 joint venture between Mitsubishi Corporation and Digital Realty, reached an agreement during the first quarter of 2019 to acquire a five-acre land parcel in Tokyo. The site is located at the center of the Inzai data center cluster, one of the highest-density areas in Japan with a well-established utility and connectivity infrastructure, and home to leading global cloud providers and financial institutions. Demolition of the existing structure on the site will begin immediately after closing and data center development is expected to commence in 2020, subject to planning approvals. The initial facility is expected to deliver up to 35.6 megawatts of total IT capacity. The Tokyo land parcel acquisition is expected to close later this year and is subject to customary closing conditions.

Digital Realty participated in Megaport's March 2019 equity offering, investing approximately $2.6 million to maintain a 7.3% ownership stake.

Digital Realty Trust
Earnings Release	First Quarter 2019

Balance Sheet
Digital Realty had approximately $10.3 billion of total debt outstanding as of March 31, 2019, comprised of $10.2 billion of unsecured debt and approximately $0.1 billion of secured debt. At the end of the first quarter of 2019, net debt-to-adjusted EBITDA was 5.5x, debt-plus-preferred-to-total enterprise value was 31.2% and fixed charge coverage was 3.6x. Pro forma for de-consolidation of the Ascenty joint venture with Brookfield and settlement of the $1.1 billion forward equity offering, net debt-to-adjusted EBITDA was 5.1x and fixed charge coverage was 4.1x.
During the first quarter of 2019, Digital Realty closed an €850 million (approximately $970 million) Euro-denominated green bond offering of seven-year senior unsecured notes at 2.500%. In February 2019, Digital Realty raised an additional €225 million (approximately $256 million) of Euro-denominated green bonds due 2026.
During the first quarter of 2019, Digital Realty redeemed all of its outstanding 5.875% senior notes due 2020. Approximately 70% of the notes were purchased through a tender offer at a tender price of $1,022.81 per $1,000 principal amount, while the remaining 30% were redeemed through a call notice delivered in accordance with the terms of the indenture governing the notes.
During the first quarter of 2019, Digital Realty also issued £150 million (approximately $200 million) of pounds sterling-denominated 3.750% guaranteed notes due 2030 as additional notes under the indenture dated October 17, 2018, under which Digital Realty previously issued £400,000,000 (approximately $530 million) of its 3.750% guaranteed notes due 2030.
Separately, Digital Realty closed an offering of 8,400,000 shares of 5.850% Series K Cumulative Redeemable Preferred Stock (including 400,000 shares from the partial exercise of the underwriters' over-allotment option) at a price of $25.00 per share, generating gross proceeds of approximately $210 million.
Subsequent to quarter-end, Digital Realty redeemed all 14.6 million shares of its 7.375% Series H Cumulative Redeemable Preferred Stock.

Digital Realty Trust
Earnings Release	First Quarter 2019

2019 Outlook
Digital Realty reiterated its 2019 core FFO per share outlook of $6.60 - $6.70. The assumptions underlying this guidance are summarized in the following table.

	As of	As of	As of
Top-Line and Cost Structure	January 8, 2019	February 5, 2019	April 25, 2019
Total revenue	$3.2 - $3.3 billion	$3.2 - $3.3 billion	$3.2 - $3.3 billion
Net non-cash rent adjustments (1)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)
Adjusted EBITDA margin	57.0% - 59.0%	57.0% - 59.0%	57.0% - 59.0%
G&A margin	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%

Internal Growth
Rental rates on renewal leases
Cash basis	Down high-single-digits	Down high-single-digits	Down high-single-digits
GAAP basis	Slightly positive	Slightly positive	Slightly positive
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	+/- 2.0%	+/- 2.0%	-2.0% to -4.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.30	$1.20 - $1.30	$1.20 - $1.30
U.S. Dollar / Euro	$1.10 - $1.20	$1.10 - $1.20	$1.10 - $1.20

External Growth
Development
CapEx	$1.2 - $1.4 billion	$1.2 - $1.4 billion	$1.2 - $1.4 billion
Average stabilized yields	9.0% - 12.0%	9.0% - 12.0%	9.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$30 - $40 million	$30 - $40 million	$30 - $40 million
Recurring CapEx + capitalized leasing costs (4)	$145 - $155 million	$145 - $155 million	$145 - $155 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0.5 - $1.0 billion	$1.0 - $1.5 billion	$1.5 - $2.0 billion
Pricing	3.50% - 5.00%	2.50% - 5.00%	2.75% - 3.75%
Timing	Early-to-mid 2019	Early-to-mid 2019	Early-to-mid 2019

Net income per diluted share	$1.40 - $1.45	$1.40 - $1.45	$1.65 - $1.70
Real estate depreciation and (gain) / loss on sale	$5.15 - $5.15	$5.15 - $5.15	$5.00 - $5.10
Funds From Operations / share (NAREIT-Defined)	$6.55 - $6.60	$6.55 - $6.60	$6.65 - $6.80
Non-core expenses and revenue streams	$0.05 - $0.10	$0.05 - $0.10	($0.05 - $0.10)
Core Funds From Operations / share	$6.60 - $6.70	$6.60 - $6.70	$6.60 - $6.70
Foreign currency translation adjustments	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.15
Constant-Currency Core FFO / share	$6.65 - $6.85	$6.65 - $6.85	$6.65 - $6.85

(1)
Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2017 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2018-2019, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	First Quarter 2019

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO, and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on April 25, 2019, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's first quarter of 2019 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 3463240 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until May 31, 2019. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10129308. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Latin America, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500
John J. Stewart / Nina Bari
Investor Relations
Digital Realty
(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	First Quarter 2019

	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Rental revenues	$585,425	$555,816	$541,073	$534,556	$530,925
Tenant reimbursements - Utilities	102,569	102,641	105,822	100,084	98,576
Tenant reimbursements - Other	55,868	53,090	57,282	55,639	51,503
Interconnection & other	68,168	63,803	62,760	61,770	61,373
Fee income	1,921	2,896	1,469	2,343	1,133
Other	564	21	518	527	858
Total Operating Revenues	$814,515	$778,267	$768,924	$754,919	$744,368

Utilities	$124,334	$122,108	$127,239	$115,470	$112,230
Rental property operating	130,620	133,024	118,732	114,852	113,410
Property taxes	37,315	32,098	34,871	27,284	35,263
Insurance	2,991	2,412	2,653	2,606	3,731
Depreciation & amortization	311,486	299,362	293,957	298,788	294,789
General & administration	51,976	38,801	40,997	44,277	36,289
Severance, equity acceleration, and legal expenses	1,483	602	645	1,822	234
Transaction and integration expenses	2,494	25,917	9,626	5,606	4,178
Impairment of investments in real estate	5,351	—	—	—	—
Other expenses	4,922	1,096	1,139	152	431
Total Operating Expenses	$672,972	$655,420	$629,859	$610,857	$600,555

Operating Income	$141,543	$122,847	$139,065	$144,062	$143,813

Equity in earnings of unconsolidated joint venture	$9,217	$9,245	$8,886	$7,438	$7,410
Gain on sale / deconsolidation	67,497	7	26,577	14,192	39,273
Interest and other income	21,444	1,106	(981)	3,398	(42)
Interest (expense)	(101,552)	(84,883)	(80,851)	(78,810)	(76,985)
Tax benefit (expense)	(4,266)	5,843	(2,432)	(2,121)	(3,374)
Loss from early extinguishment of debt	(12,886)	(1,568)	—	—	—
Net Income	$120,997	$52,597	$90,264	$88,159	$110,095

Net income attributable to noncontrolling interests	(4,185)	(1,038)	(2,667)	(2,696)	(3,468)
Net Income Attributable to Digital Realty Trust, Inc.	$116,812	$51,559	$87,597	$85,463	$106,627

Preferred stock dividends, including undeclared dividends	(20,943)	(20,329)	(20,329)	(20,329)	(20,329)

Net Income Available to Common Stockholders	$95,869	$31,230	$67,268	$65,134	$86,298

Weighted-average shares outstanding - basic	207,809,383	206,345,138	206,118,472	205,956,005	205,714,173
Weighted-average shares outstanding - diluted	208,526,249	207,113,100	206,766,256	206,563,079	206,507,476
Weighted-average fully diluted shares and units	217,756,161	215,417,085	214,937,168	214,895,273	214,802,763

Net income per share - basic	$0.46	$0.15	$0.33	$0.32	$0.42
Net income per share - diluted	$0.46	$0.15	$0.33	$0.32	$0.42

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2019

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Net Income Available to Common Stockholders	$95,869	$31,230	$67,268	$65,134	$86,298
Adjustments:
Non-controlling interests in operating partnership	4,300	1,300	2,700	2,700	3,480
Real estate related depreciation & amortization (1)	307,864	295,724	290,757	295,750	291,686
Unconsolidated JV real estate related depreciation & amortization	3,851	3,615	3,775	3,722	3,476
(Gain) on real estate transactions	—	(7)	(26,577)	(14,192)	(39,273)
Impairment of investments in real estate	5,351	—	—	—	—
Funds From Operations	$417,235	$331,862	$337,923	$353,114	$345,667

Funds From Operations - diluted	$417,235	$331,862	$337,923	$353,114	$345,667

Weighted-average shares and units outstanding - basic	217,039	214,649	214,289	214,288	214,009
Weighted-average shares and units outstanding - diluted (2)	217,756	215,417	214,937	214,895	214,803

Funds From Operations per share - basic	$1.92	$1.55	$1.58	$1.65	$1.62

Funds From Operations per share - diluted (2)	$1.92	$1.54	$1.57	$1.64	$1.61

	Three Months Ended
Reconciliation of FFO to Core FFO	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Funds From Operations - diluted	$417,235	$331,862	$337,923	$353,114	$345,667
Adjustments:
Termination fees and other non-core revenues (3)	(14,445)	(21)	(518)	(3,663)	(858)
Transaction and integration expenses	2,494	25,917	9,626	5,606	4,178
Loss from early extinguishment of debt	12,886	1,568	—	—	—
Severance, equity acceleration, and legal expenses (4)	1,483	602	645	1,822	234
Loss on FX revaluation	9,604	—	—	—	—
Gain on contribution to unconsolidated joint venture, net of related tax	(58,497)	—	—	—	—
Other non-core expense adjustments	4,922	1,471	2,269	152	431
Core Funds From Operations - diluted	$375,682	$361,399	$349,945	$357,031	$349,652

Weighted-average shares and units outstanding - diluted (2)	217,756	215,417	214,937	214,895	214,803

Core Funds From Operations per share - diluted (2)	$1.73	$1.68	$1.63	$1.66	$1.63

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Depreciation & amortization per income statement	$311,486	$299,362	$293,957	$298,788	$294,789
Non-real estate depreciation	(3,622)	(3,638)	(3,200)	(3,038)	(3,103)

Real Estate Related Depreciation & Amortization	$307,864	$295,724	$290,757	$295,750	$291,686

(2)
For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, and series K preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, and series K preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and the share count detail section of the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2019

	Three Months Ended
Reconciliation of Core FFO to AFFO	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Core FFO available to common stockholders and unitholders	$375,682	$361,399	$349,945	$357,031	$349,652
Adjustments:
Non-real estate depreciation	3,622	3,638	3,200	3,038	3,103
Amortization of deferred financing costs	4,493	3,128	3,066	2,953	3,060
Amortization of debt discount/premium	760	971	902	882	875
Non-cash stock-based compensation expense	7,592	5,609	5,823	8,419	5,497
Straight-line rental revenue	(15,979)	(11,157)	(10,511)	(8,489)	(10,266)
Straight-line rental expense	1,235	2,052	2,482	2,669	2,547
Above- and below-market rent amortization	6,210	6,521	6,552	6,794	6,666
Deferred tax expense	(15,397)	(8,835)	(1,783)	(1,137)	(216)
Leasing compensation & internal lease commissions (1)	3,581	(5,160)	(5,153)	(5,647)	(5,047)
Recurring capital expenditures (2)	(38,059)	(47,951)	(22,500)	(34,447)	(27,328)

AFFO available to common stockholders and unitholders (3)	$333,740	$310,215	$332,023	$332,066	$328,543

Weighted-average shares and units outstanding - basic	217,039	214,649	214,289	214,288	214,009
Weighted-average shares and units outstanding - diluted (4)	217,756	215,417	214,937	214,895	214,803

AFFO per share - diluted (4)	$1.53	$1.44	$1.54	$1.55	$1.53

Dividends per share and common unit	$1.08	$1.01	$1.01	$1.01	$1.01

Diluted AFFO Payout Ratio	70.5%	70.1%	65.4%	65.4%	66.0%

	Three Months Ended
Share Count Detail	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Weighted Average Common Stock and Units Outstanding	217,039	214,649	214,289	214,288	214,009
Add: Effect of dilutive securities	717	768	648	607	794

Weighted Avg. Common Stock and Units Outstanding - diluted	217,756	215,417	214,937	214,895	214,803

(1)	The company adopted ASC 842 in the first quarter of 2019.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.

(4)
For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, and series K preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, and series K preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	First Quarter 2019

	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Assets
Investments in real estate:
Real estate	$16,988,322	$17,055,017	$16,062,402	$15,969,938	$15,654,932
Construction in progress	1,584,327	1,621,927	1,464,010	1,323,998	1,470,065
Land held for future development	163,081	162,941	284,962	261,368	236,415
Investments in real estate	$18,735,730	$18,839,885	$17,811,374	$17,555,304	$17,361,412
Accumulated depreciation and amortization	(4,124,002)	(3,935,267)	(3,755,596)	(3,588,124)	(3,439,050)
Net Investments in Properties	$14,611,728	$14,904,618	$14,055,778	$13,967,180	$13,922,362
Investment in unconsolidated joint ventures	930,326	175,108	169,919	167,306	167,564
Net Investments in Real Estate	$15,542,054	$15,079,726	$14,225,697	$14,134,486	$14,089,926

Cash and cash equivalents	$123,879	$126,700	$46,242	$17,589	$22,370
Accounts and other receivables (1)	328,009	299,621	308,709	282,287	309,328
Deferred rent	479,640	463,248	454,412	445,766	442,887
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	2,580,624	3,144,395	2,734,158	2,823,275	2,928,566
Acquired above-market leases, net	106,044	119,759	135,127	150,084	165,568
Goodwill	3,358,463	4,348,007	3,373,342	3,378,325	3,405,110
Restricted cash	10,130	8,522	8,068	9,443	7,330
Assets associated with real estate held for sale	—	—	—	—	41,707
Operating lease right-of-use assets (2)	660,586	—	—	—	—
Other assets	152,638	176,717	176,355	170,168	169,125
Total Assets	$23,342,067	$23,766,695	$21,462,110	$21,411,423	$21,581,917

Liabilities and Equity
Global unsecured revolving credit facility	$842,975	$1,647,735	$590,289	$466,971	$952,121
Unsecured term loans	807,726	1,178,904	1,352,969	1,376,784	1,428,498
Unsecured senior notes, net of discount	8,523,462	7,589,126	7,130,541	7,156,084	6,660,727
Secured debt, net of premiums	105,493	685,714	106,072	106,245	106,366
Operating lease liabilities (2)	725,470	—	—	—	—
Accounts payable and other accrued liabilities	922,571	1,164,509	1,059,355	1,031,794	1,012,490
Accrued dividends and distributions	—	217,241	—	—	—
Acquired below-market leases	192,667	200,113	208,202	216,520	225,674
Security deposits and prepaid rent	221,526	209,311	233,667	207,292	207,859
Liabilities associated with assets held for sale	—	—	—	—	1,767
Total Liabilities	$12,341,890	$12,892,653	$10,681,095	$10,561,690	$10,595,502

Redeemable non-controlling interests - operating partnership	17,678	15,832	17,553	52,805	49,871

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Preferred Stock (3)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (7)	193,540	193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (8)	203,423	—	—	—	—
Common Stock: $0.01 par value per share, 310,000,000 shares authorized (9)	2,066	2,051	2,049	2,047	2,045
Additional paid-in capital	11,492,766	11,355,751	11,333,035	11,310,132	11,285,611
Dividends in excess of earnings	(2,767,708)	(2,633,071)	(2,455,189)	(2,314,291)	(2,177,269)
Accumulated other comprehensive (loss), net	(91,699)	(115,647)	(103,201)	(107,070)	(106,096)
Total Stockholders' Equity	$10,088,408	$9,858,644	$10,026,254	$10,140,378	$10,253,851

Noncontrolling Interests
Noncontrolling interest in operating partnership	$772,931	$906,510	$671,269	$654,261	$680,400
Noncontrolling interest in consolidated joint ventures	121,160	93,056	65,939	2,289	2,293

Total Noncontrolling Interests	$894,091	$999,566	$737,208	$656,550	$682,693

Total Equity	$10,982,499	$10,858,210	$10,763,462	$10,796,928	$10,936,544

Total Liabilities and Equity	$23,342,067	$23,766,695	$21,462,110	$21,411,423	$21,581,917

(1)	Net of allowance for doubtful accounts of $16,910 and $11,554, as of March 31, 2019 and December 31, 2018, respectively.

(2)
Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet as of March 31, 2019, to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See the filed Form 10-Q for additional information.

(3)
Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively. Redeemed April 1, 2019.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively.

(7)
Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively.

(8)
Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $0 liquidation preference, respectively ($25.00 per share), 8,400,000 and 0 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively.

(9)	Common Stock: 208,214,139 and 206,425,656 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	First Quarter 2019

Consolidated Data Centers Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$358,727
Turn-Key Flex® (4)	1,232,738
Powered Base Building® (4)	220,480
Colo & Non-tech (4)	123,617
Internet Gateway Leaseholds (4)	97,164
Total Cash NOI, Annualized	$2,032,726
less: Partners' share of consolidated JVs	83
Acquisitions / dispositions / expirations	(56,979)
1Q19 carry-over & remaining FY19 backlog cash NOI (stabilized) (5)	61,947
Total Consolidated Cash NOI, Annualized	$2,037,777

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$52,732
Powered Base Building®	9,540
Total Unconsolidated Cash NOI, Annualized	$62,272

Other Income
Development and Management Fees (net), Annualized	$7,684

Other Assets
Pre-stabilized inventory, at cost (7)	$491,936
Land held for development	163,081
Development CIP (8)	1,584,327
less: Investment associated with FY19 Backlog NOI	(227,422)
Cash and cash equivalents	123,879
Restricted cash	10,130
Accounts and other receivables, net	328,009
Other assets	152,638
less: Partners' share of consolidated JV assets	(26)
Total Other Assets	$2,626,552

Liabilities
Global unsecured revolving credit facilities	$857,211
Unsecured term loans	811,654
Unsecured senior notes	8,580,715
Secured debt, excluding premiums	105,621
Accounts payable and other accrued liabilities (9)	922,571
Security deposits and prepaid rents	221,526
Backlog NOI cost to complete (10)	95,042
Preferred stock, at liquidation value	1,476,250
Digital Realty's share of unconsolidated JV debt	561,402
Total Liabilities	$13,631,992

Diluted Shares and Units Outstanding	218,405

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture buildings. Excludes Ascenty.

(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 40.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 1Q19 Cash NOI of $2,032.7 million. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.

(5)
Estimated cash NOI related to signed leasing expected to commence through December 31, 2019. Includes Digital Realty's share of signed leases at unconsolidated joint venture buildings. Excludes Ascenty.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 37.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture buildings. Excludes Ascenty.

(8)	See page 33 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $139.0 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture buildings. Excludes Ascenty.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facility	Financial Supplement
Unaudited and in Thousands	First Quarter 2019

	As of March 31, 2019
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	January 24, 2024	$394,278		1.795%
Global unsecured revolving credit facility - Hedged	January 24, 2024	290,000		3.391%	2.240%
Yen revolving credit facility	January 24, 2024	172,933		0.500%
Deferred financing costs, net		(14,236)
Total Global Unsecured Revolving Credit Facilities		$842,975	8%	2.074%	1.684%

Unsecured Term Loan (1)
Hedged variable rate portion of seven-year term loan	January 15, 2023	$300,000		3.484%	2.435%
Unhedged variable rate portion of five-year term loan	January 24, 2024	437,868		2.772%
Hedged variable rate portion of five-year term loan	January 24, 2024	73,786		2.977%	1.779%
Deferred financing costs, net		(3,928)
Total Unsecured Term Loan		$807,726	8%	3.054%	2.557%

Senior Notes
Floating rate guaranteed notes due 2019	May 22, 2019	$140,225		0.192%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
4.750% notes due 2023	October 13, 2023	391,050		4.750%
2.625% notes due 2024	April 15, 2024	673,080		2.625%
2.750% notes due 2024	July 19, 2024	325,875		2.750%
4.250% notes due 2025	January 17, 2025	521,400		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
2.500% notes due 2026	January 16, 2026	1,205,935		2.500%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
4.450% notes due 2028	July 15, 2028	650,000		4.450%
3.300% notes due 2029	July 19, 2029	456,225		3.300%
3.750% notes due 2030	October 17, 2030	716,925		3.750%
Unamortized discounts		(11,520)
Deferred financing costs, net		(45,733)
Total Senior Notes		$8,523,462	83%	3.558%

Total Unsecured Senior Notes		$8,523,462	83%	3.558%

Secured Debt
731 East Trade Street	July 1, 2020	$1,621		8.220%
Secured note due 2023	March 1, 2023	104,000		3.484%	2.611%
Unamortized net premiums		124
Deferred financing costs, net		(252)
Total Secured Debt		$105,493	1%	3.556%	2.697%

Total Indebtedness		$10,279,656	100%	3.395%	3.315%

Debt Summary
Total unhedged variable rate debt		$1,145,304	11%
Total fixed rate / hedged variable rate debt		9,209,897	89%
Total Consolidated Debt		$10,355,201	100%	3.395%	3.315% (2)

Global Unsecured Revolving Credit Facilities Detail as of March 31, 2019
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$2,656,077	$1,753,854	$857,211

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $45.0 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	First Quarter 2019

	As of March 31, 2019
	Interest Rate	2019	2020	2021	2022	2023	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	1.795%	—	—	—	—	—	$394,278	$394,278
Global unsecured revolving credit facility - Hedged	2.240% (2)	—	—	—	—	—	290,000	290,000
Yen revolving credit facility	0.500%	—	—	—	—	—	172,933	172,933
Total Global Unsecured Revolving Credit Facilities	1.684% (2)	—	—	—	—	—	$857,211	$857,211

Unsecured Term Loan (1)
Hedged variable rate portion of seven-year term loan	2.435% (2)	—	—	—	—	$300,000	—	$300,000
Unhedged variable rate portion of five-year term loan	2.772%	—	—	—	—	—	$437,868	437,868
Hedged variable rate portion of five-year term loan	1.779% (2)	—	—	—	—	—	73,786	73,786
Total Unsecured Term Loan	2.557% (2)	—	—	—	—	$300,000	$511,654	$811,654

Senior Notes
Floating rate guaranteed notes due 2019	0.192%	$140,225	—	—	—	—	—	$140,225
3.400% notes due 2020	3.400%	—	$500,000	—	—	—	—	500,000
5.250% notes due 2021	5.250%	—	—	$400,000	—	—	—	400,000
3.950% notes due 2022	3.950%	—	—	—	$500,000	—	—	500,000
3.625% notes due 2022	3.625%	—	—	—	300,000	—	—	300,000
2.750% notes due 2023	2.750%	—	—	—	—	$350,000	—	350,000
4.750% notes due 2023	4.750%	—	—	—	—	391,050	—	391,050
2.625% notes due 2024	2.625%	—	—	—	—	—	$673,080	673,080
2.750% notes due 2024	2.750%	—	—	—	—	—	325,875	325,875
4.250% notes due 2025	4.250%	—	—	—	—	—	521,400	521,400
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
2.500% notes due 2026	2.500%	—	—	—	—	—	1,205,935	1,205,935
3.700% notes due 2027	3.700%	—	—	—	—	—	1,000,000	1,000,000
4.450% notes due 2028	4.450%	—	—	—	—	—	650,000	650,000
3.300% notes due 2029	3.300%	—	—	—	—	—	456,225	456,225
3.750% notes due 2030	3.750%	—	—	—	—	—	716,925	716,925
Total Senior Notes	3.558%	$140,225	$500,000	$400,000	$800,000	$741,050	$5,999,440	$8,580,715

Secured Debt
Secured note due 2023	2.611% (2)	—	—	—	—	$104,000	—	$104,000
731 East Trade Street	8.220%	$488	$1,133	—	—	—	—	1,621
Total Secured Debt	2.697% (2)	$488	$1,133	—	—	$104,000	—	$105,621

Total unhedged variable rate debt		$140,225	—	—	—	—	$1,005,079	$1,145,304
Total fixed rate / hedged variable rate debt		488	$501,133	$400,000	$800,000	$1,145,050	6,363,226	9,209,897

Total Debt	3.315%	$140,713	$501,133	$400,000	$800,000	$1,145,050	$7,368,305	$10,355,201

Weighted Average Interest Rate		0.220%	3.411%	5.250%	3.828%	3.338%	3.204%	3.315%

Summary

Weighted Average Term to Initial Maturity								5.9 Years

Weighted Average Maturity (assuming exercise of extension options)								6.0 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	First Quarter 2019

	As of March 31, 2019
	5.250% Notes due 2021
Floating Rate Notes due 2019
3.400% Notes due 2020
3.950% Notes due 2022
3.625% Notes due 2022
4.750% Notes due 2023
2.750% Notes due 2023
2.625% Notes due 2024
2.750% Notes due 2024
4.250% Notes due 2025
4.750% Notes due 2025
2.500% Notes due 2026
3.700% Notes due 2027
4.450% Notes due 2028
3.300% Notes due 2029
3.750% Notes due 2030
				Global Unsecured Revolving Credit Facilities
Debt Covenant Ratios (1)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (2)	Less than 60%	46%	43%	Less than 60% (3)	36%
Secured debt / total assets (4)	Less than 40%	< 1%	< 1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	221%	238%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.2x	4.2x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.9x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	38%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.6

(1)
For a definition of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes and the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. For the calculation of Total Assets, please refer to the indentures which govern the notes and the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(3)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	First Quarter 2019

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended
	31-Mar-19	31-Mar-18	% Change	31-Dec-18	% Change
Rental revenues	$455,668	$463,419	(1.7%)	$459,178	(0.8%)
Tenant reimbursements - Utilities	85,962	86,222	(0.3%)	89,073	(3.5%)
Tenant reimbursements - Other	47,661	45,383	5.0%	48,159	(1.0%)
Interconnection & other	57,405	55,833	2.8%	57,665	(0.5%)
Total Revenue	$646,696	$650,857	(0.6%)	$654,075	(1.1%)

Utilities	$99,955	$97,779	2.2%	$102,774	(2.7%)
Rental property operating	98,397	93,417	5.3%	106,156	(7.3%)
Property taxes	27,533	27,659	(0.5%)	26,408	4.3%
Insurance	2,673	3,325	(19.6%)	2,697	(0.9%)
Total Expenses	$228,558	$222,180	2.9%	$238,035	(4.0%)

Net Operating Income (2)	$418,138	$428,677	(2.5%)	$416,040	0.5%

Less:
Stabilized straight-line rent	$2,796	$3,337	(16.2%)	($3,785)	(173.9%)
Above- and below-market rent	(5,400)	(6,127)	(11.9%)	(5,604)	(3.6%)
Cash Net Operating Income (3)	$420,742	$431,467	(2.5%)	$425,429	(1.1%)

Stabilized Portfolio occupancy at period end (4)	89.8%	91.3%	(1.6%)	90.2%	(0.4%)

(1)
Represents buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 40.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 40.

(4)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended March 31, 2019	First Quarter 2019

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	1Q19	LTM	1Q19	LTM	1Q19	LTM	1Q19	LTM	1Q19	LTM

Number of leases (3)	18	127	1	4	153	698	8	31	180	860
Rentable Square Feet Leased (4)	159,728	1,312,643	51,615	144,035	25,004	147,118	71,501	178,299	307,848	1,782,095
Initial stabilized cash rent per square foot	$127	$130	$84	$62	$269	$236	$5	$14	$103	$121
GAAP base rent per square foot (5)	$137	$131	$94	$66	$263	$234	$4	$14	$109	$123
Leasing cost per square foot	$65	$25	$51	$43	$25	$24	$1	$9	$44	$25
Weighted Average Lease Term (years)	12.0	8.9	15.0	15.0	2.1	2.3	3.1	7.1	9.6	8.7

Net Effective Leasing Economics (6)
Base rent	$139	$136	$97	$71	$263	$234	$5	$14	$111	$127
Rental concessions	$2	$5	$3	$5	—	$1	—	$1	$1	$4
Estimated operating expense	$26	$31	—	—	$93	$96	$3	$4	$21	$31
Net Rent	$112	$101	$94	$66	$170	$137	$2	$10	$88	$92

Tenant improvements	$3	$2	—	—	—	—	—	$1	$2	$1
Leasing commissions	$2	$2	$3	$3	$20	$17	—	$1	$3	$3
Net Effective Rent	$107	$97	$91	$63	$150	$120	$2	$9	$83	$88

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	1Q19	LTM	1Q19	LTM	1Q19	LTM	1Q19	LTM	1Q19	LTM
Number of leases (3)	33	155	23	35	387	1,708	11	37	454	1,935
Rentable square feet renewed (4)	205,006	892,390	1,564,333	1,824,776	105,760	644,681	122,957	354,367	1,998,056	3,716,214
Expiring cash rent per square foot	$148	$177	$36	$38	$282	$255	$9	$13	$59	$106
Renewed cash rent per square foot	$139	$173	$32	$35	$289	$255	$10	$14	$55	$104
Cash Rental Rate Change	(5.9%)	(2.2%)	(12.6%)	(8.9%)	2.5%	0.1%	11.8%	7.6%	(6.9%)	(2.3%)

Expiring GAAP base rent per square foot (5)	$136	$162	$32	$33	$282	$255	$9	$12	$54	$100
Renewed GAAP base rent per square foot (5)	$142	$170	$35	$38	$289	$255	$11	$14	$58	$105
GAAP Base Rental Rate Change	4.3%	5.3%	11.0%	13.6%	2.5%	0.3%	22.5%	15.8%	7.1%	4.6%

Leasing cost per square foot	$18	$7	$14	$13	$0	$0	$2	$3	$13	$8
Weighted Average Lease Term (years)	8.6	6.6	14.6	13.2	1.4	1.8	4.2	5.4	12.6	8.9

Retention Ratio (7)	74.0%	76.1%	99.3%	94.6%	86.1%	89.1%	89.1%	64.9%	94.5%	85.0%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended March 31, 2019	First Quarter 2019

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	1Q19	LTM	1Q19	LTM	1Q19	LTM	1Q19	LTM	1Q19	LTM

Number of leases (3)	21	156	—	2	142	649	8	33	171	840
Rentable Square Feet Leased (4)	324,762	1,612,531	—	199,103	29,672	109,605	73,125	113,402	427,559	2,034,641
Initial stabilized cash rent per square foot	$114	$137	—	$18	$211	$263	$5	$11	$102	$125
GAAP base rent per square foot (5)	$118	$138	—	$25	$212	$262	$5	$11	$105	$127
Leasing cost per square foot	$13	$25	—	$2	$30	$28	$1	$3	$12	$22
Weighted Average Lease Term (years)	10.9	7.9	—	10.1	2.2	2.4	3.2	4.2	9.0	7.6

Net Effective Leasing Economics (6)
Base rent	$120	$145	—	$25	$211	$263	$5	$12	$107	$132
Rental concessions	$2	$7	—	—	—	$1	—	—	$1	$5
Estimated operating expense	$25	$30	—	—	$111	$103	$2	$4	$27	$29
Net Rent	$93	$108	—	$25	$101	$159	$2	$8	$78	$97

Tenant improvements	$1	$2	—	—	—	—	—	—	$1	$2
Leasing commissions	$1	$11	—	—	$18	$21	—	$1	$2	$10
Net Effective Rent	$91	$96	—	$25	$83	$138	$2	$7	$75	$86

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	1Q19	LTM	1Q19	LTM	1Q19	LTM	1Q19	LTM	1Q19	LTM
Number of leases (3)	35	149	22	35	363	1,707	10	36	430	1,927
Rentable square feet renewed (4)	258,337	844,667	1,519,333	1,849,476	98,318	656,619	111,331	347,362	1,987,319	3,698,124
Expiring cash rent per square foot	$147	$162	$37	$37	$297	$256	$8	$13	$62	$102
Renewed cash rent per square foot	$143	$158	$32	$34	$304	$256	$8	$13	$59	$100
Cash Rental Rate Change	(2.6%)	(2.4%)	(12.6%)	(8.7%)	2.3%	0.1%	4.4%	5.7%	(5.9%)	(2.3%)

Expiring GAAP base rent per square foot (5)	$139	$149	$32	$32	$297	$255	$8	$12	$58	$97
Renewed GAAP base rent per square foot (5)	$146	$155	$35	$37	$304	$256	$9	$13	$62	$101
GAAP Base Rental Rate Change	4.7%	4.0%	11.1%	13.7%	2.3%	0.3%	11.4%	12.4%	6.8%	4.0%

Leasing cost per square foot	$15	$7	$13	$11	$0	$0	$1	$2	$12	$8
Weighted Average Lease Term (years)	7.9	7.1	14.4	12.7	1.4	1.8	3.3	5.3	12.3	8.8

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2019

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	3,237,102	12.0%
Month to Month (3)	408,245	1.5%	$68,061	3.0%	$167	$167	$68,061
2019	2,390,949	8.9%	344,958	15.1%	144	144	345,084
2020	2,476,950	9.2%	324,433	14.2%	131	133	329,496
2021	2,981,064	11.1%	282,501	12.4%	95	99	294,959
2022	2,597,554	9.6%	263,577	11.5%	101	108	280,644
2023	2,074,750	7.7%	222,768	9.7%	107	115	238,500
2024	1,872,316	7.0%	173,995	7.6%	93	104	195,125
2025	1,613,209	6.0%	142,659	6.2%	88	105	170,153
2026	1,161,886	4.3%	116,732	5.1%	100	121	140,380
2027	701,899	2.6%	58,892	2.6%	84	102	71,919
2028	641,446	2.4%	51,065	2.2%	80	96	61,531
Thereafter	4,795,488	17.7%	237,464	10.4%	50	67	320,385

Total / Wtd. Avg.	26,952,858	100.0%	$2,287,105	100.0%	$96	$106	$2,516,237

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	3,237,102	12.0%	—	—
2,500 or less	1,673,461	6.2%	$335,270	14.7%
2,501 - 10,000	2,680,790	10.0%	323,630	14.2%
10,001 - 20,000	6,304,675	23.4%	770,935	33.7%
20,001 - 40,000	4,551,414	16.9%	492,324	21.5%
40,001 - 100,000	4,420,046	16.4%	240,500	10.5%
Greater than 100,000	4,085,370	15.1%	124,446	5.4%

Total / Wtd. Avg.	26,952,858	100.0%	$2,287,105	100.0%

(1)
For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2019, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2019

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	1,294,256	—	—	—	—	—
Month to Month (3)	304,546	$43,241	1.9%	$142	$142	$43,241
2019	1,246,322	197,747	8.6%	159	159	197,871
2020	1,279,991	186,217	8.1%	145	149	190,744
2021	1,336,508	212,335	9.3%	159	167	223,324
2022	1,473,778	229,473	10.0%	156	167	246,015
2023	1,334,137	192,897	8.4%	145	155	207,408
2024	935,434	135,401	5.9%	145	164	153,262
2025	813,382	107,193	4.7%	132	161	130,873
2026	776,491	98,369	4.3%	127	154	119,508
2027	313,549	45,261	2.0%	144	175	54,914
2028	395,147	39,737	1.7%	101	121	47,682
Thereafter	1,505,432	144,848	6.2%	96	128	192,650

Total / Wtd. Avg.	13,008,973	$1,632,719	71.1%	$139	$154	$1,807,492

Powered Base Building®
Available	520,721	—	—	—	—	—
Month to Month (3)	877	$386	—	$441	$441	$386
2019	317,750	19,586	0.9%	62	62	19,588
2020	590,987	21,756	1.0%	37	38	22,216
2021	990,100	27,490	1.2%	28	29	28,650
2022	536,922	18,109	0.8%	34	34	18,310
2023	538,702	16,406	0.7%	30	32	17,425
2024	529,921	24,774	1.1%	47	52	27,586
2025	561,378	25,299	1.1%	45	51	28,849
2026	293,930	14,174	0.6%	48	56	16,505
2027	305,001	12,155	0.5%	40	50	15,186
2028	174,637	9,838	0.4%	56	70	12,147
Thereafter	2,663,561	88,445	3.8%	33	46	123,098

Total / Wtd. Avg.	8,024,487	$278,418	12.1%	$37	$44	$329,946

Colocation
Available	736,896	—	—	—	—	—
Month to Month (3)	82,407	$21,776	1.0%	$264	$264	$21,776
2019	360,249	121,180	5.3%	336	336	121,180
2020	408,286	111,466	4.9%	273	273	111,469
2021	135,183	34,262	1.5%	253	253	34,263
2022	42,139	8,028	0.4%	191	191	8,028
2023	43,224	11,368	0.5%	263	263	11,368
2024	75,355	8,057	0.4%	107	107	8,057
2025	25,642	6,824	0.3%	266	266	6,824
2026	12,381	2,964	0.1%	239	239	2,964
2027	—	—	—	—	—	—
2028	—	—	—	—	—	—
Thereafter	350	301	—	860	860	301

Total / Wtd. Avg.	1,922,112	$326,226	14.4%	$275	$275	$326,230

Non-Technical
Available	685,229	—	—	—	—	—
Month to Month (3)	20,415	$2,657	0.1%	$130	$130	$2,657
2019	466,628	6,444	0.3%	14	14	6,444
2020	197,686	4,994	0.2%	25	26	5,068
2021	519,273	8,413	0.4%	16	17	8,723
2022	544,715	7,968	0.3%	15	15	8,292
2023	158,687	2,097	0.1%	13	14	2,300
2024	331,606	5,762	0.3%	17	19	6,219
2025	212,807	3,343	0.1%	16	17	3,607
2026	79,084	1,225	0.2%	15	18	1,402
2027	83,349	1,476	0.1%	18	22	1,819
2028	71,662	1,490	0.1%	21	24	1,702
Thereafter	626,145	3,873	0.2%	6	7	4,336

Total / Wtd. Avg.	3,997,286	$49,742	2.4%	$15	$16	$52,569

(1)
For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2019, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	First Quarter 2019

Customer		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	Facebook, Inc.	19	1,324,466	5.6%	$165,269	7.2%	5.5
2	Fortune 50 Software Company	18	1,850,937	7.8%	150,486	6.6%	5.9
3	IBM	28	1,062,858	4.5%	147,095	6.4%	3.0
4	Fortune 25 Investment Grade-Rated Company	11	707,582	3.0%	82,660	3.6%	4.9
5	Oracle America, Inc.	19	563,870	2.4%	73,245	3.2%	2.5
6	Cyxtera Technologies, Inc. (3)	19	1,938,657	8.2%	72,228	3.2%	13.0
7	Equinix	21	959,407	4.0%	58,607	2.6%	10.1
8	Rackspace	9	635,158	2.7%	57,860	2.5%	8.6
9	LinkedIn Corporation	7	464,545	2.0%	57,372	2.5%	5.5
10	Verizon	65	340,982	1.4%	47,177	2.1%	3.0
11	Fortune 500 SaaS Provider	8	495,509	2.1%	44,080	1.9%	6.7
12	Comcast Corporation	26	182,693	0.8%	35,240	1.5%	6.7
13	JPMorgan Chase & Co.	16	264,652	1.1%	34,707	1.5%	3.0
14	DXC Technology Company (4)	11	244,483	1.0%	34,068	1.5%	3.3
15	Uber Technologies, Inc.	6	167,697	0.7%	30,726	1.3%	3.2
16	AT&T	56	248,958	1.0%	29,121	1.3%	4.8
17	CenturyLink, Inc.	81	427,620	1.8%	27,229	1.2%	4.7
18	China Telecommunications Corporation	9	153,019	0.6%	26,649	1.2%	5.1
19	SunGard Availability Services LP	10	222,173	0.9%	25,172	1.1%	6.0
20	Global Cloud Provider	13	336,399	1.4%	25,115	1.1%	2.2
	Total / Weighted Average		12,591,665	53.0%	$1,224,106	53.5%	6.6

(1)
Occupied square footage is calculated based on leases that commenced on or before March 31, 2019. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2019, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct customers. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct customers, of CenturyLink, Inc. in 2Q 2017.

(4)
Represents leases with former Hewlett Packard Enterprises affiliates, which are our direct customers. DXC Technology Company was formed in 2Q 2017 from the merger of Computer Sciences Corporation (CSC) and the Enterprise Services business of Hewlett Packard Enterprise.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Portfolio Summary	Financial Supplement
As of March 31, 2019	First Quarter 2019

	As of
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Number of Data Centers (1)
Domestic	131	131	131	132	133
International	49	49	49	48	48
Unconsolidated joint ventures (1)	35	34	18	18	18
Held-for-sale	—	—	—	—	4
Total	215	214	198	198	203

Number of Buildings (1)
Domestic	143	143	143	144	144
International	49	49	49	48	48
Unconsolidated joint ventures (1)	36	35	19	19	19
Held-for-sale	—	—	—	—	8
Total	228	227	211	211	219

Number of Metropolitan Areas
Domestic	18	18	18	18	18
International	12	12	12	12	12
Unconsolidated joint ventures	6	5	2	2	2
Total	36	35	32	32	32

Net Rentable Square Feet (2)
Domestic	22,740,673	22,395,820	21,846,036	21,879,574	21,261,798
International	3,862,715	3,812,235	3,668,463	3,563,966	3,464,131
Unconsolidated joint ventures	2,948,110	2,926,578	2,404,279	2,404,279	2,389,705
Held-for-sale	—	—	—	—	490,936
Total	29,551,498	29,134,633	27,918,778	27,847,819	27,606,570

Active Development (3)
Domestic	1,766,810	2,041,887	2,650,862	1,820,641	2,138,421
International	959,355	786,318	927,125	1,447,608	1,491,400
Unconsolidated joint ventures	501,110	522,643	56,843	56,843	—
Total	3,227,275	3,350,848	3,634,830	3,325,092	3,629,821

Space Held for Development (4)
Domestic	1,119,292	1,121,084	1,129,833	1,258,556	1,209,712
International	683,910	684,760	686,532	197,284	251,553
Unconsolidated joint ventures	292,666	250,955	—	—	71,417
Total	2,095,868	2,056,799	1,816,365	1,455,840	1,532,682

Portfolio occupancy (5)	88.6%	89.0%	89.5%	89.4%	89.2%
Digital Realty's share occupancy (6)	88.0%	88.4%	89.0%	88.9%	88.7%
Stabilized "same-capital" pool occupancy (7)	89.8%	90.2%	90.8%	91.3%	91.3%

(1)
Includes 17 data centers from the Ascenty acquisition consisting of 14 in São Paulo, two in Rio De Janiero and one in Fortaleza; 13 data centers held in our managed portfolio of unconsolidated joint ventures consisting of five in Northern Virginia, four in Silicon Valley, two in Dallas, one in New York, and one in Hong Kong; and five data centers held in our unconsolidated non-managed joint ventures consisting of two in Seattle, two in Tokyo, and one in Osaka.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(3)	Space under active development includes current Base Building and Data Centers projects in progress (see page 31).

(4)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 35).

(5)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio of buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held for sale, and buildings sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	First Quarter 2019

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,529,030	$3,515	$1,532,545	60.4%
Powered Base Building®	200,092	2	200,094	7.9%
Colocation	91,432	27,565	118,997	4.7%
Non-Technical	36,479	3	36,482	1.5%
Corporate Data Center Total	$1,857,034	$31,085	$1,888,119	74.5%

Internet Gateway Data Center
Turn-Key Flex®	$103,689	$1,076	$104,765	4.1%
Powered Base Building®	78,328	—	78,328	3.1%
Colocation	234,795	217,185	451,980	17.8%
Non-Technical	8,471	3	8,474	0.3%
Internet Gateway Data Center Total	$425,282	$218,264	$643,546	25.3%

Non-Data Center
Non-Technical	$4,789	—	$4,789	0.2%
Non-Data Center Total	$4,789	—	$4,789	0.2%

Total	$2,287,105	$249,349	$2,536,453	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2019, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Product Overview by Metropolitan Area (1)	Financial Supplement
Turn-Key Flex® & Colocation	First Quarter 2019

Metropolitan Area	IT Load / MW Capacity (2)	Leased Square Feet	Net Rentable Square Feet (3)	Occupancy % 3/31/19 (4)	Occupancy % 12/31/18 (4)

Northern Virginia	426.1	4,389,385	4,580,781	95.8%	94.7%
Chicago	161.6	1,722,247	1,999,936	86.1%	90.2%
Silicon Valley	105.5	957,041	1,025,511	93.3%	96.6%
Dallas	88.2	1,083,400	1,286,149	84.2%	82.4%
New York	49.3	833,678	1,112,054	75.0%	76.9%
Phoenix	45.7	543,824	699,556	77.7%	79.0%
San Francisco	27.9	366,835	507,605	72.3%	72.8%
Boston	19.0	227,583	375,026	60.7%	60.5%
Los Angeles	12.9	205,806	247,451	83.2%	81.0%
Houston	12.6	142,802	163,109	87.6%	79.9%
Other Metropolitan Areas	35.7	408,306	567,815	71.9%	70.3%
Total North America	984.5	10,880,907	12,564,993	86.6%	86.8%

London, United Kingdom	93.4	1,041,480	1,145,458	90.9%	91.5%
Amsterdam, Netherlands	28.6	123,304	222,171	55.5%	75.2%
Other Metropolitan Areas	18.0	189,214	246,361	76.8%	79.8%
Total Europe	140.0	1,353,998	1,613,990	83.9%	88.2%

Singapore	37.9	382,263	387,500	98.6%	98.7%
Other Metropolitan Areas	30.0	282,765	364,602	77.6%	83.8%
Total Asia/Pacific	67.9	665,028	752,102	88.4%	91.7%

Total	1,192.4	12,899,933	14,931,085	86.4%	87.3%

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load/MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes buildings classified as held-for-sale.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes buildings classified as held-for-sale. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2019

					Occupancy (5)
Metropolitan Area	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-19	31-Dec-18	TKF & Colo IT Load (6)

North America

Northern Virginia	5,925,544	1,219,297	83,220	$569,029	96.2%	95.4%	424.3
Chicago	3,035,043	388,057	152,362	292,416	87.0%	89.5%	161.6
New York	1,980,763	—	239,433	202,643	82.3%	83.5%	48.6
Silicon Valley	2,251,021	—	—	202,553	95.6%	97.1%	105.5
Dallas	3,435,068	132,310	81,206	186,504	80.8%	80.4%	87.9
Phoenix	990,385	—	108,926	87,965	65.5%	66.4%	45.7
San Francisco	848,293	—	—	66,864	71.6%	71.8%	27.9
Atlanta	775,606	—	313,581	51,594	90.2%	90.6%	9.4
Los Angeles	791,333	27,146	—	41,786	93.2%	90.7%	12.9
Boston	534,249	—	50,649	30,340	66.9%	66.8%	19.0
Houston	392,816	—	13,969	19,726	87.8%	84.6%	12.6
Toronto, Canada	278,329	38,409	583,029	17,740	77.5%	75.0%	12.8
Denver	371,500	—	—	10,490	99.8%	99.8%	—
Austin	85,688	—	—	8,789	65.2%	65.1%	4.3
Miami	226,314	—	—	7,271	88.1%	87.2%	1.3
Portland	48,574	—	—	6,262	83.3%	85.3%	4.5
Minneapolis/St. Paul	328,765	—	—	5,644	100.0%	100.0%	—
Charlotte	95,499	—	—	4,676	88.0%	89.1%	1.5
Seattle	40,000	—	75,946	2,578	74.1%	77.1%	2.0
North America Total/Weighted Average	22,434,790	1,805,219	1,702,321	$1,814,870	87.5%	87.6%	981.8

EUROPE

London, United Kingdom	1,430,107	229,912	32,696	$218,125	90.9%	91.3%	93.4
Amsterdam, Netherlands	563,197	112,569	68,185	48,468	82.4%	92.9%	28.6
Dublin, Ireland	330,180	26,646	—	26,508	89.3%	89.8%	11.1
Frankfurt, Germany	83,981	203,976	—	10,871	68.8%	75.1%	6.9
Paris, France	185,994	—	—	7,205	100.0%	100.0%	—
Manchester, England	38,016	—	—	1,823	100.0%	100.0%	—
Geneva, Switzerland	59,190	—	—	1,760	100.0%	100.0%	—
Europe Total/Weighted Average	2,690,665	573,103	100,881	$314,760	89.2%	91.8%	140.0

ASIA PACIFIC

Singapore	523,415	17,223	—	$89,131	94.7%	91.5%	37.9
Melbourne, Australia	146,570	—	—	16,946	79.3%	79.3%	9.6
Sydney, Australia	223,736	90,621	—	22,850	80.6%	91.7%	14.9
Osaka, Japan	—	239,999	—	—	—	—	—
Asia Pacific Total/Weighted Average	893,721	347,843	—	$128,927	88.6%	89.5%	62.4

Non-Data Center Properties	584,212	—	—	$4,789	100.0%	100.0%	—

Consolidated Portfolio Total/Weighted Average	26,603,388	2,726,165	1,803,202	$2,263,346	87.9%	88.3%	1,184.2

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia	546,572	—	—	$27,620	100.0%	99.5%	9.0
Hong Kong	178,505	—	7,795	27,507	80.7%	80.7%	11.0
Silicon Valley	326,305	—	—	13,080	100.0%	100.0%	—
Dallas	319,876	—	—	5,870	82.4%	100.0%	—
New York	108,336	—	—	3,460	100.0%	100.0%	3.4
Managed Unconsolidated Portfolio Total/Weighted Average	1,479,594	—	7,795	$77,537	93.9%	97.5%	23.4

Managed Portfolio Total/Weighted Average	28,082,982	2,726,165	1,810,997	$2,340,883	88.3%	88.8%	1,207.6

Digital Realty Share Total/Weighted Average (7)	26,952,858	2,726,165	1,807,100	$2,287,105	88.0%	88.4%	1,192.4

NON-MANAGED JOINT VENTURES (8)

São Paulo	427,681	401,566	258,090	$71,479	94.8%	94.5%	36.2
Seattle	451,369	—	—	55,777	97.4%	97.9%	28.5
Tokyo	430,277	—	—	27,493	93.7%	86.9%	15.5
Osaka	92,087	—	—	15,281	89.2%	89.2%	7.6
Fortaleza	44,602	49,603	—	5,665	100.0%	100.0%	3.0
Rio De Janeiro	22,501	49,941	26,781	3,631	100.0%	100.0%	2.0
Non-Managed Portfolio Total/Weighted Average	1,468,517	501,110	284,871	$179,326	95.1%	93.2%	92.8

Portfolio Total/Weighted Average	29,551,499	3,227,275	2,095,868	$2,520,209	88.6%	89.0%	1,300.4

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 31).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 35).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2019, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
TKF & Colo IT Load represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(8)
During the first quarter of 2019, Digital Realty completed the acquisition of Ascenty. Digital Realty separately entered into an independent bilateral equity commitment letter with Brookfield Infrastructure, an affiliate of Brookfield Asset Management, under which Brookfield has committed to fund half the equity investment, excluding Brookfield's share of the transaction costs, in exchange for approximately 49% of the total equity interests in the joint venture entity which owns Ascenty. The agreement with Brookfield closed in the first quarter of 2019.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	First Quarter 2019

	Base Building Construction					Data Center Construction

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	382,892	$109,186	$14,425	$123,611	1	5,165	575	$9,187	$6,376	$15,563	100.0%	3Q19			2	388,057	$118,373	$20,801	$139,174
Dallas	1	132,310	9,449	4,823	14,272	—	—	—	—	—	—	—	—			1	132,310	9,449	4,823	14,272
Los Angeles	—	—	—	—	—	1	27,146	950	8,347	8,815	17,161	36.8%	3Q19			1	27,146	8,347	8,815	17,161
Northern Virginia	2	878,783	68,474	99,405	167,879	2	340,514	36,000	156,834	133,937	290,771	55.6%	3Q19			2	1,219,297	225,308	233,342	458,649
Toronto	—	—	—	—	—	1	38,409	4,000	33,389	19,759	53,148	100.0%	3Q19			1	38,409	33,389	19,759	53,148
North America	4	1,393,985	$187,109	$118,652	$305,761	5	411,234	41,525	$207,757	$168,887	$376,644	60.0%		9.7%	9.2%	7	1,805,219	$394,866	$287,539	$682,405

Amsterdam, Netherlands	1	75,046	$12,619	$40,623	$53,242	1	37,523	5,000	$4,930	$44,613	$49,543	—	4Q19			1	112,569	$17,549	$85,235	$102,785
Dublin, Ireland	1	26,646	10,052	649	$10,701	—	—	—	—	—	—	—	—			1	26,646	10,052	649	10,701
Frankfurt, Germany	—	—	—	—	—	2	203,976	15,000	76,781	87,860	164,641	20.0%	3Q19			2	203,976	76,781	87,860	164,641
London, United Kingdom	1	64,274	10,022	1,314	11,336	3	165,638	14,434	85,743	84,325	170,068	40.9%	3Q19			3	229,912	95,765	85,639	181,405
Europe	3	165,966	$32,693	$42,586	$75,279	6	407,137	34,434	$167,455	$216,798	$384,252	25.8%		9.8%	9.1%	7	573,103	$200,148	$259,384	$459,531

Osaka, Japan	1	127,499	$39,122	$20,446	$59,568	1	112,500	14,000	98,747	90,077	188,824	25.0%	3Q19			1	239,999	$137,870	$110,523	$248,393
Singapore	—	—	—	—	—	1	17,223	1,200	1,492	8,978	10,469	83.3%	3Q19			1	17,223	1,492	8,978	10,469
Sydney, Australia	1	90,621	26,866	13,991	40,858	—	—	—	—	—	—	—	—			1	90,621	26,866	13,991	40,858
Asia Pacific	2	218,120	65,989	34,437	100,426	2	129,723	15,200	$100,239	$99,054	$199,293	29.6%		9.7%	9.0%	3	347,843	$166,227	$133,492	$299,719

Total	9	1,778,071	$285,791	$195,675	$481,466	13	948,094	91,159	$475,450	$484,739	$960,190	42.0%		9.7%	9.1%	17	2,726,165	$761,241	$680,414	$1,441,656

(1)	Represents costs incurred through March 31, 2019.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	First Quarter 2019

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Boston	1	6,413	217	$3,399	—
Chicago	2	176,231	17,394	161,898	—
Dallas	1	70,498	6,000	51,281	66.7%
New York	1	17,000	1,200	16,376	—
Northern Virginia	1	30,161	4,400	34,185	100.0%
Toronto, Canada	1	37,310	4,000	43,252	100.0%
North America	7	337,613	33,211	$310,392	37.3%	9.9%	10.1%

Amsterdam, Netherlands	1	68,360	7,000	$69,245	—
Dublin, Ireland	1	12,413	1,700	15,067	—
London, United Kingdom	1	10,028	992	7,597	—
Europe	3	90,801	9,692	91,909	—	11.3%	10.8%

Melbourne, Australia	1	21,241	2,400	20,938	—
Sydney, Australia	1	40,606	4,200	55,055	—
Asia Pacific	2	61,847	6,600	75,993	—	12.5%	12.0%

Subtotal Consolidated Portfolio	12	490,261	49,503	$478,293	25.0%	10.6%	10.4%

Hong Kong	1	26,624	2,830	27,285	—
Subtotal Unconsolidated JV (4)	1	26,624	2,830	27,285	—	8.5%	8.1%

Grand Total	13	516,885	52,333	$505,578	23.7%	10.5%	10.4%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project as of March 31, 2019.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2019

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	219.9	$163,081		$163,081
Development Construction in Progress
Land - Current Development (1)	N/A	743.9	$409,695	—	$409,695
Space Held for Development (1)	1,803,202	N/A	347,682	—	347,682	$193
Base Building Construction (2)	1,778,071	N/A	285,791	$195,675	481,466	271
Data Center Construction	948,094	N/A	475,450	484,739	960,189	1,013
Equipment Pool & Other Inventory (3)	N/A	N/A	34,563	—	34,563
Campus, Tenant Improvements & Other (4)	N/A	N/A	31,146	30,030	61,176
Total Development Construction in Progress	4,529,367	743.9	$1,584,327	$710,444	$2,294,771

Enhancement & Other			$7,998	$11,819	$19,817
Recurring			8,040	17,097	25,137
Total Construction in Progress		963.8	$1,763,446	$739,360	$2,502,806

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of March 31, 2019 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.

(6)	Represents costs incurred through March 31, 2019. Excludes costs incurred by unconsolidated joint ventures.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	First Quarter 2019

	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Non-Recurring Capital Expenditures (1)
Development	$328,017	$343,887	$279,255	$260,673	$231,334
Enhancements and Other Non-Recurring	1,079	3,655	1,537	3,018	6,030
Total Non-Recurring Capital Expenditures	$329,096	$347,542	$280,792	$263,691	$237,364

Recurring Capital Expenditures (2)	$38,059	$47,951	$22,500	$34,447	$27,328

Total Direct Capital Expenditures	$367,155	$395,493	$303,292	$298,138	$264,692

Indirect Capital Expenditures
Capitalized Interest	$10,897	$9,462	$9,725	$8,164	$7,385
Capitalized Overhead	11,214	19,022	19,214	17,699	17,763
Total Indirect Capital Expenditures	$22,111	$28,484	$28,939	$25,863	$25,148

Total Improvements to and Advances for Investment in Real Estate	$389,266	$423,977	$332,231	$324,001	$289,840

Consolidated Portfolio Net Rentable Square Feet (3)	26,952,858	26,557,525	25,839,445	25,767,893	25,043,589

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	First Quarter 2019

	Land Inventory (1)				Space Held for Development

Metropolitan Area	# of Locations	Acres	Land - Held for Development	Land - Current Development	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,151
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,247	—	6	152,362	55,162
Dallas	3	116.3	31,055	—	4	81,206	3,983
Houston	—	—	—	—	1	13,969	2,726
New York	1	34.2	42,074	—	7	239,433	76,974
Northern Virginia	8	670.5	24,427	$341,181	4	83,220	2,128
Phoenix	2	56.5	—	13,713	1	108,926	12,448
Portland	2	46.7	—	34,002	—	—	—
Seattle	—	—	—	—	1	75,946	7,736
Silicon Valley	1	2.0	5,716	—	—	—	—
Toronto, Canada	—	—	—	—	1	583,029	120,293
North America	18	927.6	$128,519	$388,896	27	1,702,321	$330,223

Amsterdam, Netherlands	—	—	—	—	2	68,185	$17,459
Dublin, Ireland	2	5.0	$6,526	—	—	—	—
Frankfurt, Germany	1	2.0	—	$8,150	—	—	—
London, United Kingdom	1	6.7	16,543	—	2	32,696	—
Europe	4	13.7	$23,068	$8,150	4	100,881	$17,459

Melbourne, Australia	1	4.1	$1,613	—	—	—	—
Osaka, Japan	2	11.7	9,880	—	—	—	—
Singapore	1	3.2	—	$4,670	—	—	—
Sydney, Australia	1	3.5	—	7,980	—	—	—
Asia Pacific	5	22.5	$11,494	$12,650	—	—	—

Consolidated Portfolio	27	963.8	$163,081	$409,695	31	1,803,202	$347,682

Hong Kong	—	—	—	—	1	7,795	—
Subtotal Unconsolidated JV (3)	—	—	—	—	1	7,795	—

Grand Total	27	963.8	$163,081	$409,695	32	1,810,997	$347,682

(1)	Represents buildings acquired to support ground-up development.

(2)	Represents costs incurred through March 31, 2019. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

(3)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2019

Acquisitions:
Property	Acquisition Type	Metropolitan Area	Date Acquired	Purchase Price (1)	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Under Development	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
Dulles World Park	Land	Northern Virginia	2/25/2019	$9,000	—	—	—	—	—
SIN12	Ground Lease	Singapore	1/9/2019	6,000	—	—	—	—	—
Total				$15,000	—	—	—	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—

Joint Venture Contributions:
Property	Acquisition Type	Metropolitan Area	Date	Contribution Price	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Under Development	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
Ascenty (5)	JV with Brookfield	Various	3/29/2019	$700,000	—	494,783	547,584	305,736	95.5%
Total		—	—	$700,000	—	494,783	547,584	305,736	95.5%

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations.

(2)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)	Occupancy excludes space under development and space held for development.

(5)
$700 million contribution by Bookfield for approximately 49% of the equity interest in the joint venture which owns and operates Ascenty, the leading data center provider in Brazil. Contribution price does not include adjustments, transaction expenses, taxes and potential currency fluctuations.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	First Quarter 2019

	As of March 31, 2019
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$141,066	$48,575	$177,082	$337,323	$426,338	$125,630	$26,942	$1,282,956
Accumulated depreciation & amortization	(109,171)	(4,096)	(28,006)	(8,197)	(53,681)	(14,299)	(4,586)	(222,036)
Net Book Value of Operating Real Estate	$31,895	$44,479	$149,076	$329,126	$372,657	$111,331	$22,356	$1,060,920
Other assets	16,372	10,499	52,699	132,202	59,168	24,955	2,527	298,422
Total Assets	$48,267	$54,978	$201,775	$461,328	$431,825	$136,286	$24,883	$1,359,342

Debt	134,541	48,000	—	225,525	210,699	101,749	5,175	725,689
Other liabilities	4,232	711	7,799	30,736	74,438	2,681	210	120,807
Equity / (deficit)	(90,506)	6,267	193,976	205,067	146,688	31,856	19,498	512,846
Total Liabilities and Equity	$48,267	$54,978	$201,775	$461,328	$431,825	$136,286	$24,883	$1,359,342

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$67,271	$24,000	—	$112,763	$42,140	$20,350	$880	$267,404

	Three Months Ended March 31, 2019
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Total revenues	$13,426	$2,430	$6,572	$17,628	$10,317	$5,131	$2,506	$58,010
Operating expenses	(4,217)	(597)	(2,175)	(7,666)	(2,212)	(2,197)	(1,400)	(20,464)
Net Operating Income (NOI)	$9,209	$1,833	$4,397	$9,962	$8,105	$2,934	$1,106	$37,546

Straight-line rental revenue	$213	—	$766	($140)	$55	$95	—	$989
Above- and below-market rent	—	—	—	—	(822)	924	—	102
Cash Net Operating Income (NOI)	$9,422	$1,833	$5,163	$9,822	$7,338	$3,953	$1,106	$38,637

Interest expense	($819)	($512)	—	($874)	($2,487)	($1,269)	($265)	($6,226)
Depreciation & amortization	(1,440)	(189)	($1,929)	(1,832)	(3,109)	(2,287)	(452)	(11,238)
Other income / (expense)	35	—	(243)	(2,245)	(9)	(56)	(34)	(2,552)
Total Non-Operating Expenses	($2,224)	($701)	($2,172)	($4,951)	($5,605)	($3,612)	($751)	($20,016)

Net Income / (Loss)	$6,985	$1,132	$2,225	$5,011	$2,500	($678)	$355	$17,530

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$4,605	$917	$2,199	$4,981	$1,621	$587	$188	$15,098

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$4,711	$917	$2,582	$4,911	$1,468	$791	$188	$15,568

Digital Realty's income (loss) from unconsolidated JVs (1)	$3,600	$566	$1,112	$2,506	$928	$445	$60	$9,217

Digital Realty's Pro Rata Share of FFO (2)	$4,320	$661	$2,077	$3,422	$1,550	$902	$137	$13,069

Digital Realty's Fee Income from JV	—	—	$144	$246	$687	$400	—	$1,477

(1)
Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' standalone financial statements calculated on a different basis. The joint venture that owns Ascenty was formed on March 29, 2019 and as a result there was no equity in income pickup for the first quarter of 2019. Financial metrics at the venture level will be reported next quarter.

(2)	For a definition of FFO, see page 39.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	First Quarter 2019

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Net Income Available to Common Stockholders	$95,869	$31,230	$67,268	$65,134	$86,298
Interest	101,552	84,883	80,851	78,810	76,985
Loss from early extinguishment of debt	12,886	1,568	—	—	—
Tax (benefit) expense	4,266	(5,843)	2,432	2,121	3,374
Depreciation & amortization	311,486	299,362	293,957	298,788	294,789
EBITDA	$526,059	$411,200	$444,508	$444,853	$461,446
Unconsolidated JV real estate related depreciation & amortization	3,851	3,615	3,775	3,722	3,476
Severance, equity acceleration, and legal expenses	1,483	602	645	1,822	234
Transaction and integration expenses	2,494	25,917	9,626	5,606	4,178
(Gain) on sale / deconsolidation	(67,497)	(7)	(26,577)	(14,192)	(39,273)
Impairment of investments in real estate	5,351	—	—	—	—
Other non-core adjustments, net	(13,806)	1,471	2,269	(2,984)	431
Non-controlling interests	4,185	1,038	2,667	2,696	3,468
Preferred stock dividends, including undeclared dividends	20,943	20,329	20,329	20,329	20,329
Adjusted EBITDA	$483,063	$464,165	$457,242	$461,852	$454,289

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18

Total GAAP interest expense	$101,552	$84,883	$80,851	$78,810	$76,985
Capitalized interest	10,897	9,462	9,725	8,164	7,385
Change in accrued interest and other non-cash amounts	2,521	(43,892)	20,151	(10,888)	1,743
Cash Interest Expense (2)	$114,970	$50,453	$110,727	$76,086	$86,113

Scheduled debt principal payments	153	153	150	98	193
Preferred dividends	20,943	20,329	20,329	20,329	20,329
Total Fixed Charges (3)	$133,545	$114,827	$111,055	$107,401	$104,892

Coverage
Interest coverage ratio (4)	4.3x	4.9x	5.0x	5.3x	5.4x
Cash interest coverage ratio (5)	4.2x	9.2x	4.1x	6.1x	5.3x
Fixed charge coverage ratio (6)	3.6x	4.0x	4.1x	4.3x	4.3x
Cash fixed charge coverage ratio (7)	3.6x	6.5x	3.5x	4.8x	4.3x

Leverage
Debt to total enterprise value (8) (9)	27.3%	31.3%	26.5%	26.5%	27.7%
Debt plus preferred stock to total enterprise value (9)(10)	31.2%	34.8%	30.2%	30.2%	31.5%
Pre-tax income to interest expense (11)	2.2x	1.6x	2.1x	2.1x	2.4x
Net Debt to Adjusted EBITDA (12)	5.5x	6.2x	5.2x	5.2x	5.3x

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2019

Definitions

Funds From Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) severance, equity acceleration, and legal expenses, (v) loss on FX revaluation, (vi) gain on contribution to unconsolidated joint venture, net of related tax, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core adjustments, net, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, and preferred stock dividends, including undeclared dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2019

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended March 31, 2019, GAAP interest expense was $102 million, capitalized interest was $11 million and scheduled debt principal payments and preferred dividends was $21 million.

	Three Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	31-Mar-19	31-Dec-18	31-Mar-18

Operating income	$141,543	$122,847	$143,813

Fee income	(1,921)	(2,896)	(1,133)
Other income	(564)	(21)	(858)
Depreciation and amortization	311,486	299,362	294,789
General and administrative	51,976	38,801	36,289
Severance, equity acceleration, and legal expenses	1,483	602	234
Transaction expenses	2,494	25,917	4,178
Impairment in investments in real estate	5,351	—	—
Other expenses	4,922	1,096	431

Net Operating Income	$516,770	$485,708	$477,743

Cash Net Operating Income (Cash NOI)

Net Operating Income	$516,770	$485,708	$477,743

Straight-line rental revenue	(15,979)	(11,157)	(10,266)
Straight-line rental expense	1,177	2,107	2,600
Above- and below-market rent amortization	6,210	6,521	6,666

Cash Net Operating Income	$508,178	$483,179	$476,743

Forward-Looking Statements	Financial Supplement
First Quarter 2019

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: the Ascenty acquisition and related financings, the joint venture with Brookfield, expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our expected investment and expansion activity, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO and net income, 2019 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2019 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	reduced demand for data centers or decreases in information technology spending;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•
the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;

•	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;

•	breaches of our obligations or restrictions under our contracts with our customers;

•	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;

•	the impact of current global and local economic, credit and market conditions;

•	our inability to retain data center space that we lease or sublease from third parties;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses, including Ascenty;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	risks related to joint venture investments (including the joint venture with Brookfield), including as a result of our lack of control of such investments;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;

•	financial market fluctuations and changes in foreign currency exchange rates;

•
adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;

•	our inability to manage our growth effectively;

•	losses in excess of our insurance coverage;

•	environmental liabilities and risks related to natural disasters;

•	our inability to comply with rules and regulations applicable to our company;

•	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;

•	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;

•	restrictions on our ability to engage in certain business activities; and

•	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.